UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

Qlik Technologies Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 N. Radnor Chester Road
Suite E220
Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Qlik Technologies Inc. (the “Company”) awarded bonuses for performance for the twelve-month period ended December 31, 2011 in the amounts set forth with respect to each named executive officer listed below.

Name	Position	2011 Bonus
Lars Björk	President and Chief Executive Officer	$618,450
William G. Sorenson	Chief Financial Officer	$335,080
Leslie Bonney	Chief Operating Officer	$572,800
Anthony Deighton	Chief Technology Officer and Senior Vice President, Products	$319,490
Douglas Laird	Former Vice President, Marketing	$311,300

In addition, on February 21, 2012 the Committee approved 2012 annual base salaries in the amounts set forth below with respect to each named executive officer, other than Mr. Laird who resigned effective January 1, 2012. The base salary adjustments are retroactive to January 1, 2012.

Name	Position	2012 Base Salary
Lars Björk	President and Chief Executive Officer	$514,000
William G. Sorenson	Chief Financial Officer	$350,000
Leslie Bonney	Chief Operating Officer	$400,000
Anthony Deighton	Chief Technology Officer and Senior Vice President, Products	$300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ William G. Sorenson
Name: William G. Sorenson
Title: Chief Financial Officer, Secretary and Treasurer

Dated: February 27, 2012